Exhibit 99.1

CORPORATE PARTICIPANTS

Patrick Pearson Higher One Holdings, Inc. - Director Corporate Development & IR

Marc Sheinbaum Higher One Holdings, Inc. - CEO

Chris Wolf Higher One Holdings, Inc. - CFO

CONFERENCE CALL PARTICIPANTS

Gary Prestopino Barrington Research - Analyst

Oscar Turner SunTrust Robinson Humphrey - Analyst

PRESENTATION

Operator

Good day ladies and gentlemen and welcome to the Higher One Holdings investor conference call.

(Operator Instructions)

As a reminder, this conference is being recorded. I will now turn the call over to your host Patrick Pearson. Please go ahead.

Patrick Pearson - Higher One Holdings, Inc. - Director Corporate Development & IR

Thank you, Stephanie. Good morning everyone and thanks for joining us.

Giving prepared remarks on the call today will be our Chief Executive Officer, Marc Sheinbaum. Marc is joined by our Chief Financial Officer Chris Wolf who will be available for Q&A at the conclusion of the call.

There is a slide presentation that accompanies today's discussion that is available on our investor relations website at www.ir.higherone.com.

This call contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Management's projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied. Forward-looking statements may be identified by the use of words such as expect, anticipate, believe, estimate, potential, should, or similar words intended to identify information that is not historical in nature.

Forward-looking statements are based on the current beliefs and expectations of Higher One management and are subject to known and unknown risks and uncertainties. There are a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. These risks and uncertainties include but are not limited to the occurrence of any events, change or other circumstances that could give rise to the termination of the purchase agreement, the inability to obtain Higher One's shareholder approval or the failure to satisfy other conditions to the completion of the proposed transaction including receipt of regulatory approvals, industry competition, pricing and macroeconomic condition and Higher One's financial and operating prospects.

These statements speak only as of the date they are made and the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this presentation or to reflect the occurrence of any unanticipated events. The forward-looking statements in this presentation do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. For further information regarding risks associated with our business please refer to our filings with the Securities and Exchange Commission including our annual report on Form 10-K for the most recent fiscal year-end, quarterly reports on Form 10-Q and current reports on Form 8-K.

Information about the factors that could affect future performance can be found in our recent SEC filings available on our website.

With that I will now turn the call over to our CEO Marc Sheinbaum. Marc?

Marc Sheinbaum - Higher One Holdings, Inc. - CEO

Thanks, Pat. Good morning everyone. Thank you for joining us, especially on short notice.

On the call with me today is our Chief Financial Officer Chris Wolf.

Let's begin on slide 4. As you likely saw in our announcement last evening we have reached an agreement to sell substantially all of the assets of our disbursements business including the OneAccount to our current bank partner Customers Bank for a gross purchase price of $37 million. Today I'd like to walk you through the details of the transaction including deal terms and timelines as well as our rationale and go-forward plan for the remaining business.

So first, let's begin with the terms of the agreement. Customers Bank will pay Higher One $37 million for all the assets of the disbursements business including the OneAccount as follows. Higher One will receive $17 million at the time of close, Higher One will then receive $10 million on each of the first two anniversary dates of the closing.

In addition to the gross purchase price amount, Higher One will be eligible to receive incentive payments related to the future performance of the disbursements business including the OneAccount. During each of the three years beginning in 2017 in the event the annual gross revenue generated by the disbursements business exceeds $75 million Higher One will receive 35% of any such excess.

I'd also like to highlight several other key deal points. Customers Bank will assume most of the post-closing liabilities except for certain matters including but not limited to the Federal Reserve and FDIC matters or substantially similar matters that arise prior to closing. Customers Bank is also committed to making offers of employment to the more than 200 employees of the disbursements and OneAccount business which helps to ensure continuity of service for our higher education institution clients and their students.

To assist with the transition there will be a 12-month transition services agreement which will commence on the closing date. During that time Higher One will receive $5 million to offset the cost of providing these transition services.

Turning to slide 5. The decision to sell the disbursements business came as a result of many of the issues that I discussed with you on our earnings calls and in other public venues. We've spent considerable time over the past two-plus years keeping you abreast of our work with the Department of Education related to rules governing Title IV cash management.

As you may remember the Department issued a draft rule in May to which we responded that if that draft rule went unchanged it could make the disbursements business unviable for us given all the restrictions in that regulation. While the final rule the Department issued at the end of October was not as severe as the draft rule it still presents major hurdles for our disbursements business given our current business structure. More specifically, the final rule includes provisions that based on our analysis could significantly reduce the rate at which we generate accounts.

In addition, we believe restrictions on certain fees and the requirement for a national or regional ATM network will also reduce our revenue per active account. We believe that the combined impact from both the reduction of accounts and revenue per account would lead to continued deterioration in our margins and profitability over the next few years. This profitability decline would be occurring during a period where bank regulators are continuing to increase their expectations of banks and their third-party servicers like Higher One.

In our view we have made significant strides in our enhancements around compliance and risk management. But continued investment to stay ahead of the changing landscape will be difficult to sustain in an environment where our revenue is projected the decline. As you know we have been working with the bank regulators as have our bank partners related to our potential actions.

Along with the financial impacts we have also been discussing the prospective requirements of these actions. All of this heightened scrutiny on both Higher One and our bank partners have led us to believe that our current model of being a third-party servicer at the banks will not be sustainable going forward. Our concern has increased over the past few weeks as we have been discussing potential actions with the FDIC, the Federal Reserve and our bank partners.

If either of our current bank partners were to exit our existing relationship we now believe it is doubtful that Higher One would be able to attract alternative banks to participate in our program going forward.

Finally, we believe that divesting the disbursements business creates a path forward in which to operate our payments business. We clearly believe that payments is a valuable area of our business and being able to narrow our focus will only help it to continue to grow and unlock additional value for shareholders. Shareholders are our number one priority and we believe that this transaction is the best way to maximize value for them.

Moving to slide 6. I'd like to now discuss the timeline for this transaction as well as the related proxy process. We expect this transaction to close in the second quarter of 2016.

Following the close there will be a 12-month transition services period during which Higher One will provide certain services to Customers Bank related to the disbursements business. More specifically, Higher One will provide extensive information technology services and more limited accounting, legal and facility services. We will be calling a special meeting of the stockholders to approve the transaction.

We expect to file a preliminary proxy statement with the SEC by mid-January. Once we have SEC approval of the proxy we will distribute it to stockholders with notice of that special meeting which we expect to hold during the first quarter of 2016.

Finally on slide 7 I will finish up with our plan for the remaining payments business. Today we serve over 800 college and university campuses to provide a suite of payment solutions that make it easier and more secure for students and parents to make payments and for colleges and universities to accept those payments. We are going to consider all strategic options for the remaining business.

In order to facilitate this decision-making process we have retained the services of Raymond James to act as a financial advisor.

That concludes my prepared remarks today. And with that we'd be happy to take your questions. Operator?

 QUESTION AND ANSWER

Operator

(Operator Instructions) Gary Prestopino, Barrington.

Gary Prestopino - Barrington Research - Analyst

Good morning everyone. A couple of questions here just so we have our ducks all in a row. We're just trying to get an idea of post this transaction where you're on a pro forma basis what your balance sheet looks like.

So it looks like at the end of this latest quarter your net debt was about $31 million. And then Campus Labs after taxes you're expecting to get about $65 million, is that correct?

Chris Wolf - Higher One Holdings, Inc. - CFO

In that neighborhood, Gary. Probably a little bit less after-tax but yes, that's approximately right. This is Chris by the way.

Gary Prestopino - Barrington Research - Analyst

Hi Chris. And then from the sale of the disbursement business we could assume the same kind of tax to it, so all in you will get about $24 million?

Chris Wolf - Higher One Holdings, Inc. - CFO

Right now the way it's structured, Gary, is that it would be $17 million at close. And we expect to close in Q2 of 2016.

Gary Prestopino - Barrington Research - Analyst

Right. But there's still going to be a tax effect to those funds --

Chris Wolf - Higher One Holdings, Inc. - CFO

Probably. It depends on basis. I don't think it will be a large tax gain.

We're still trying to work through basis. But I don't think all $17 million will be taxable, so just for direction there.

Gary Prestopino - Barrington Research - Analyst

Okay. Then on the payments business would you happen to have what the trailing 12-month EBITDA generation is?

Chris Wolf - Higher One Holdings, Inc. - CFO

What I can give you I can give you what our estimate -- we're already close to year-end, so probably what I can speak to is that we're projecting for calendar 2015 to be roughly $20 million to $22 million of adjusted EBITDA.

Gary Prestopino - Barrington Research - Analyst

Okay. And the adjusted EBITDA numbers that you report per quarter, that is allocated post any corporate overhead?

Chris Wolf - Higher One Holdings, Inc. - CFO

That's right.

Gary Prestopino - Barrington Research - Analyst

The question I would have is with this transaction does some of that corporate overhead certainly go away?

Chris Wolf - Higher One Holdings, Inc. - CFO

Right. I think that's a very good question. Because what we will have to sort through is if you look at the disbursement side there is corporate overhead that's allocated to that that without us adjusting the cost structure would still remain. So the challenge that we have over the next few months is to examine those costs and make sure that not too much of that ends up getting allocated to the payment side which is left.

So that's the challenge we have. A lot of the costs will go away. There will be a transition services arrangement as Marc talked about but there will be some residual corporate cost that we'll have to review.

Gary Prestopino - Barrington Research - Analyst

Thank you very much.

Operator

(Operator Instructions) Oscar Turner, SunTrust.

Oscar Turner - SunTrust Robinson Humphrey - Analyst

Good morning. Thanks for taking my question. So I just had a question about I guess the overall strategy here.

You announced the sale of Campus Labs a couple of months ago. You announced the sale of disbursements today. You mentioned that you're focusing on payments.

Then you say that you're evaluating the sale of payments. I guess just if I'm an investor and I'm thinking about the overall strategy is this -- I guess I will just stop there. How should an investor access the strategy from here going forward?

Marc Sheinbaum - Higher One Holdings, Inc. - CEO

Well I think as I said, Oscar thanks for the question, I think again we're trying to proceed with the different transactions that you've described in the best interest of shareholders. And I think part of the reason for making the announcement that we're looking at strategic options is to make sure that we continue to look at all the best possible options to maximize value for shareholders.

Oscar Turner - SunTrust Robinson Humphrey - Analyst

Okay, make sense. And then can you provide any color on the expected use of proceeds from the announced transactions? And then I guess anything that possibly may happen with payments?

Chris Wolf - Higher One Holdings, Inc. - CFO

So, Oscar, this is Chris. I'll start there going back from Campus Labs if you go back to our discussion there those proceeds that we got from Campus Labs provide us with financial flexibility.

There are a host of issues that we've talked about before. One just where our credit facility is, we're working with our bankers there are on that. The same could be said as far as any potential proceeds from the disbursements business.

We've talked openly about any potential restitution that could take place, so I think all those things when we talk in terms of financial flexibility I think it's managing our balance sheet here in the near-term. And then as far as payments I think it's a little premature, we're saying we're exploring options there and that could mean a whole host of things, a disposal only being one of those options. So I really wouldn't want to speculate on proceeds there right now.

Oscar Turner - SunTrust Robinson Humphrey - Analyst

Okay, thanks. And is there any possibility of returning cash to shareholders or is that an afterthought to managing I guess your balance sheet, paying down debt, etc.?

Chris Wolf - Higher One Holdings, Inc. - CFO

Sure. Oscar, as you know I'll echo Marc's comments. We're obviously very focused on shareholder value. And as far as the capital allocation plan if that means returning cash to shareholders that would absolutely be considered.

Oscar Turner - SunTrust Robinson Humphrey - Analyst

Okay, thank you.

Operator

I am showing no further questions. I will now turn the call back over to Marc Sheinbaum for closing remarks.

Marc Sheinbaum - Higher One Holdings, Inc. - CEO

Okay operator. Well, again, I want to thank everybody for joining us again on short notice and look forward to providing additional information during our next quarterly earnings call. So thanks very much.

Operator

Thank you ladies and gentlemen, that does conclude today's conference. You may all disconnect and everyone have a great day.